Exhibit 99.1

EXL REPORTS 2026 SECOND QUARTER RESULTS

2026 Second Quarter Revenue of $594.8 Million, up 15.6% year-over-year

Q2 Diluted EPS (GAAP) of $0.42, up 4.9% from $0.40 in Q2 of 2025

Q2 Adjusted Diluted EPS (Non-GAAP) (1) of $0.59, up 22.3% from $0.49 in Q2 of 2025

New York – July 28, 2026 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (NASDAQ: EXLS), a global data and AI company, today announced its financial results for the quarter ended June 30, 2026.

Chairman and Chief Executive Officer Rohit Kapoor said, “We entered 2026 with strong momentum that accelerated through the first half, delivering second quarter revenue growth of 16% year-on-year and adjusted diluted EPS of 22% year-on-year. Our sustained double-digit growth reflects continued execution of our data and AI strategy and our differentiated position which helps clients effectively adopt AI across the enterprise. We have very good visibility into the balance of the year and look forward to a solid finish to 2026.”

Chief Financial Officer Maurizio Nicolelli said, “Our strong second quarter performance, sustained growth momentum and healthy pipeline give us the confidence to increase our organic full-year revenue growth guidance to 13% to 14%, up from 10% to 12%. In addition, we are also updating our guidance to include $28.0 million to $32.0 million of anticipated revenue from the iMerit acquisition, which is expected to close on July 31, 2026. We now expect full-year 2026 total revenue to be in the range of $2.390 billion to $2.415 billion, up from our prior guidance of $2.30 billion to $2.33 billion, reflecting 14% to 16% year-over-year growth on a reported basis. We now expect adjusted diluted earnings per share of $2.25 to $2.29, a 16% to 18% increase over 2025, up from our prior guidance of $2.18 to $2.23.”

__________________________________________________________
(1)Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Second Quarter 2026

•Revenue for the quarter ended June 30, 2026, increased to $594.8 million compared to $514.5 million for the second quarter of 2025, an increase of 15.6% on a reported basis and 15.9% on a constant currency basis. Revenue increased by 4.3% sequentially on a reported basis and 4.4% on a constant currency basis, from the first quarter of 2026.

	Revenue			Gross Margin
	Three months ended			Three months ended
Reportable Segments	June 30, 2026	June 30, 2025	March 31, 2026	June 30, 2026	June 30, 2025	March 31, 2026
	(dollars in millions)
Insurance	$197.8	$172.2	$194.0	34.6%	34.8%	37.7%
Healthcare and Life Sciences	158.0	129.5	151.9	46.9%	43.5%	45.3%
Banking, Capital Markets and Diversified Industries	133.9	121.1	127.4	34.8%	37.8%	36.9%
International Growth Markets	105.1	91.7	97.1	35.1%	35.1%	34.1%
Total	$594.8	$514.5	$570.4	38.0%	37.7%	38.9%

•Operating income margin for the quarter ended June 30, 2026 was 14.7%, compared to 15.8% for the second quarter of 2025 and 16.1% for the first quarter of 2026. Adjusted operating income margin for the quarter ended June 30, 2026 was 19.7%, compared to 19.6% for the second quarter of 2025 and 20.5% for the first quarter of 2026.

•Diluted earnings per share for the quarter ended June 30, 2026 was $0.42, compared to $0.40 for the second quarter of 2025 and $0.43 for the first quarter of 2026. Adjusted diluted earnings per share for the quarter ended June 30, 2026 was $0.59, compared to $0.49 for the second quarter of 2025 and $0.58 for the first quarter of 2026.

Business Highlights: Second Quarter 2026
•Won 17 new clients in the second quarter of 2026.
•EXL agreed to acquire iMerit, advancing its leadership in enterprise AI by adding foundation model expertise and technology.
•EXL achieved gold status with Databricks and deepened its collaboration to help enterprises build trusted data foundations for AI at scale.
•EXL became an OpenAI Services Partner, expanding its AI delivery capabilities through OpenAI’s enterprise capabilities.
•EXL joined the Claude Partner Network, further strengthening its AI ecosystem with Anthropic’s frontier AI models.
•EXL achieved Snowflake Premier Partner status, reinforcing its commitment to delivering strategic data and AI solutions for clients.
•EXL integrated with NVIDIA Transaction Foundation Model, bringing next-generation fraud detection and risk intelligence to financial institutions.
•EXL named a Horizon 3 - Market Leader in the HFS Horizons Data Modernization and AI, 2026 report for EXL’s ability to operationalize AI through semantic data foundations, agentic workflow orchestration, and proven enterprise-scale transformation outcomes.
•Appointed Bhupender Singh as president and head of international growth markets.
2026 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 95.0, U.K. pound sterling to U.S. dollar exchange rate of 1.33, U.S. dollar to the Philippine peso exchange rate of 61.0 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2026:

•Revenue of $2.390 billion to $2.415 billion, representing an increase of 14% to 16% on a reported basis, which includes $28.0 million to $32.0 million of anticipated revenue from the iMerit acquisition, which is expected to close on July 31, 2026, and 13% to 14% on an organic constant currency basis from 2025.

•Adjusted diluted earnings per share of $2.25 to $2.29, representing an increase of 16% to 18% from 2025.

Conference Call

ExlService Holdings, Inc. will host a conference call on Wednesday, July 29, 2026, at 10:00 A.M. ET to discuss the Company’s second quarter operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a global data and artificial intelligence ("AI") company that offers services and solutions to reinvent client business models, drive better outcomes and unlock growth with speed. EXL harnesses the power of data, AI, and deep industry knowledge to transform businesses, including the world’s leading corporations in industries including insurance, healthcare and life sciences, banking and capital markets, retail, communications and media, and energy and infrastructure, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have over 68,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include the satisfaction or waiver of applicable closing conditions to the consummation of the iMerit acquisition and the expected timing thereof, our ability to successfully integrate announced or future strategic acquisitions or achieve anticipated synergies, our ability to maintain and grow client demand, risks related to the use of AI technology, impact on client demands by our selling cycles, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, and risks related to the international nature of our business and other factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amount and share count)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenues, net	$594,763	$514,460	$1,165,114	$1,015,479
Cost of revenues(1)	368,800	320,272	717,070	627,977
Gross profit(1)	225,963	194,188	448,044	387,502
Operating expenses:
General and administrative expenses	74,436	59,549	143,487	118,966
Selling and marketing expenses	49,628	39,446	96,829	81,371
Depreciation and amortization expense	14,604	14,055	28,607	27,612
Total operating expenses	138,668	113,050	268,923	227,949
Income from operations	87,295	81,138	179,121	159,553
Foreign exchange gain, net	1,609	2,211	2,744	3,403
Interest expense	(5,068)	(4,282)	(9,019)	(8,426)
Other income, net	130	5,671	2,521	10,374
Income before income tax expense and earnings from equity affiliates	83,966	84,738	175,367	164,904
Income tax expense	19,426	18,546	43,744	32,042
Income before earnings from equity affiliates	64,540	66,192	131,623	132,862
Loss from equity-method investment	(29)	(141)	(31)	(250)
Net income	$64,511	$66,051	$131,592	$132,612
Earnings per share:
Basic	$0.42	$0.41	$0.85	$0.82
Diluted	$0.42	$0.40	$0.85	$0.81
Weighted average number of shares used in computing earnings per share:
Basic	152,554,401	162,925,484	154,292,120	162,709,034
Diluted	152,831,994	164,193,258	154,858,444	164,376,498

(1) Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except per share amount and share count)

	As of
	June 30, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$126,722	$146,326
Short-term investments	157,102	182,041
Restricted cash	12,964	12,392
Accounts receivable, net	434,362	343,105
Other current assets	144,132	146,093
Total current assets	875,282	829,957
Property and equipment, net	114,587	111,821
Operating lease right-of-use assets	97,495	97,411
Restricted cash	7,086	7,251
Deferred tax assets, net	139,288	129,968
Goodwill	418,693	419,654
Other intangible assets, net	29,720	36,204
Long-term investments	6,396	8,198
Other assets	59,340	61,771
Total assets	$1,747,887	$1,702,235
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,733	$4,753
Current portion of long-term borrowings	381,155	4,886
Deferred revenue	22,591	15,356
Accrued employee costs	112,908	146,775
Accrued expenses and other current liabilities	161,525	135,498
Current portion of operating lease liabilities	18,734	16,857
Total current liabilities	703,646	324,125
Long-term borrowings, less current portion	—	293,712
Operating lease liabilities, less current portion	88,130	88,167
Deferred tax liabilities, net	2,256	2,125
Other non-current liabilities	87,613	81,401
Total liabilities	881,645	789,530
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized, 210,101,885 shares issued and 151,745,072 shares outstanding as of June 30, 2026 and 208,855,566 shares issued and 156,430,028 shares outstanding as of December 31, 2025	210	209
Additional paid-in capital	724,432	677,562
Retained earnings	1,664,571	1,532,979
Accumulated other comprehensive loss	(223,682)	(180,727)
Total including shares held in treasury	2,165,531	2,030,023
Less: 58,356,813 shares as of June 30, 2026 and 52,425,538 shares as of December 31, 2025, held in treasury, at cost	(1,299,289)	(1,117,318)
Total stockholders’ equity	866,242	912,705
Total liabilities and stockholders’ equity	$1,747,887	$1,702,235

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with future acquisitions and the currency fluctuations and associated tax effects. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, amortization of prior service cost arising from implementation of new Labor Codes in India, certain defined social security contributions, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

EXL provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company's underlying business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period. Foreign currency translation impacted revenue growth, primarily driven by movements in the U.S. dollar against the Indian rupee (INR), the U.K. pound sterling (GBP), and Australian dollar (AUD).

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended June 30, 2026 and June 30, 2025, and the three months ended March 31, 2026:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	June 30,		March 31,
	2026	2025	2026
Net income (GAAP)	$64,511	$66,051	$67,081
add: Income tax expense	19,426	18,546	24,318
add/(subtract): Foreign exchange gain/(loss), net, interest expense, gain/(loss) from equity-method investment and other income/(loss), net	3,358	(3,459)	427
Income from operations (GAAP)	$87,295	$81,138	$91,826
add: Stock-based compensation expense	24,631	16,392	22,101
add: Amortization of acquisition-related intangibles	3,258	3,277	3,226
add: Acquisition-related expenses (a)	1,894	—	—
Adjusted operating income (Non-GAAP)	$117,078	$100,807	$117,153
Adjusted operating income margin as a % of revenue (Non-GAAP)	19.7%	19.6%	20.5%
add: Depreciation on long-lived assets	11,346	10,778	10,777
Adjusted EBITDA (Non-GAAP)	$128,424	$111,585	$127,930
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	21.6%	21.7%	22.4%

(a) To exclude acquisition-related expenses incurred for the announced acquisition of I Merit Inc. (“iMerit”) during the three months ended June 30, 2026.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share amount)

	Three months ended
	June 30,		March 31,
	2026	2025	2026
Net income (GAAP)	$64,511	$66,051	$67,081
add: Stock-based compensation expense	24,631	16,392	22,101
add: Amortization of acquisition-related intangibles	3,258	3,277	3,226
add: Changes in fair value of contingent consideration	3,000	—	—
add: Acquisition-related expenses (a)	1,894	—	—
add: Amortization of prior service cost (b)	566	—	521
subtract: Acquisition-related adjustments	—	(945)	—
subtract: Tax impact on stock-based compensation expense (c)	(6,097)	(4,211)	(1,316)
subtract: Tax impact on amortization of acquisition-related intangibles	(821)	(807)	(812)
subtract: Tax impact on amortization of prior service cost	(144)	—	(133)
Adjusted net income (Non-GAAP)	$90,798	$79,757	$90,668
Adjusted diluted earnings per share (Non-GAAP)	$0.59	$0.49	$0.58

(a) To exclude acquisition-related expenses incurred for the announced acquisition of iMerit during the three months ended June 30, 2026.
(b) To exclude amortization of prior service cost arising from the implementation of the new Labor Codes in India.
(c) Tax impact includes ($17) and $203 during the three months ended June 30, 2026 and 2025 respectively, and $1,280 during the three months ended March 31, 2026, related to discrete benefits recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.

Contacts:
Investor Relations
Andrew Thut
Senior Vice President, Investor Relations
+1 617 413 0069
ir@exlservice.com

Media - US
Keith Little
Assistant Vice President, Media Relations
+1 703 598 0980
media.relations@exlservice.com